Exhibit 10.23

Supplemental Deed to the Deed of Assignment Agreement dated 28 March 2022

THIS SUPPLEMENTAL DEED (“Supplemental Deed”) is made on the             29th                day of              July             2022.

BETWEEN

1.	ZHONGHE TIANCHENG TECHNOLOGY DEVELOPMENT (BEIJING) CO. LTD 中合天成科技发展（北京）有限公司 (Company Registration No.: 110107025836648), a company validly incorporated under the laws of the People’s Republic of China with its registered address is at 1st Floor, Building 17, No.249, Anshun Road, Yongshun Town, Tongzhou District, Beijing -005 (“Assignor”) of the first part;

AND

2.	GRAPHJET TECHNOLOGY SDN BHD (Company No. 201901046089 (1355419-P)), a company validly incorporated under the laws of Malaysia with address at A-301, Block A. Kelana Square, No. 17, Jalan SS7/26, 47301 Petaling Jaya, Selangor (“Assignee”) of the other part.

(the Assignor and the Assignee are collectively referred to as the “Parties” and individually, as a “Party”)

RECITALS

A.	The Parties have entered into the Deed of Assignment Agreement dated 28 March 2022 (“Deed of Assignment”).
B.	The Parties are now desirous of varying the terms and conditions of the Deed of Assignment in accordance with the terms and conditions contained in this Supplemental Deed.

NOW THIS SUPPLEMENTAL DEED HEREBY WITNESSETH as follows:

1.	Interpretation

1.1.	This Supplemental Deed is supplemental to the Deed of Assignment and the phrase “this Assignment” wherever it appears in the Deed of Assignment shall, with effect from the date of this Supplemental Deed, be construed as a reference to the Deed of Assignment as amended by this Supplemental Deed.

1.2.	Save as otherwise expressly defined or provided herein or the context otherwise requires, the terms and expressions used in this Supplemental Deed shall bear the same meanings as the terms and expressions defined in the Deed of Assignment.
2.	Effective Date

This Supplemental Deed shall come into force on 28 March 2022 (“Effective Date”) irrespective of the diverse dates upon which the Parties may have each executed this Supplemental Deed respectively.

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Supplemental Deed to the Deed of Assignment Agreement dated 28 March 2022

3.	Saving Effect

Save and except to the extent that the Deed of Assignment is varied and amended as hereinbefore provided, all the other terms, conditions, agreements, stipulations and provisions in the Deed of Assignment shall remain in full force and effect.

4.	Amendment to the Deed of Assignment

The Parties hereby agree that with effect from the Effective Date, the Deed of Assignment shall be amended in the following manner:-

4.1.	Definition of “Assigned Rights”

The definition of “Assigned Rights” in the Deed of Assignment shall be deleted and replaced with the following:

“the intellectual property described in Schedule 1 of this Assignment and all Intellectual Property Rights attached thereto.”

4.2.	Schedule 1

Schedule 1 shall be modified to include the following:

Country or territory 国家或地区	Application or publication number 申请或公布号	Date of filing or registration 申请或注册日期	Title / Description 标题描述
China	CN111892048A	06 NOVEMBER 2020	A palm-based synthetic graphite and the preparation method thereof 一种棕榈基人造石墨及其制备方法
China	CN111675214A	18 SEPTEMBER 2020	A preparation system of palm- based synthetic graphite 一种棕榈基人造石墨及其制备方法

4.3.	New Clause 11

The following clause 11 shall be inserted immediately after Clause 10 of the Deed of Assignment:

“11     Ownership

The Assignor hereby agrees, represents, warrants and undertakes that pursuant to the terms of this Assignment, the Assignee shall be the lawful, beneficial and registered owner of all the Assigned Rights, including but not limited to all rights and interests in and to issued patents and pending patent applications (which include certificates of invention, applications for certificates of invention and priority rights) in any country or Supplemental Deed to the Deed of Assignment Agreement dated 28 March 2022 region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof, and all foreign counterparts of any of the foregoing.”

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Supplemental Deed to the Deed of Assignment Agreement dated 28 March 2022

5.	Conflict

In the event of conflict or inconsistency between the terms of this Supplemental Deed and the terms of the Deed of Assignment, the terms of this Supplemental Deed shall prevail. The Deed of Assignment shall be amended, read and interpreted to the extent necessary to give effect to the provisions of this Supplemental Deed.

6.	Amendment and/or Variation

Any modification, amendment, variation or waiver of any provisions of this Supplemental Deed shall not be effective unless made by mutual consent and made in writing by way of supplementary agreement specifically referring to this Supplemental Deed and duly signed by the Parties.

7.	Counterparts

This Supplemental Deed may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each Party may enter into this Supplemental Deed by signing any such counterpart and each counterpart shall be as valid and effectual as if executed as an original.

8.	Binding Effect

This Supplemental Deed shall be binding on and shall enure for the benefit of the successors of each Party.

9.	Governing Law

Clause 9 (Governing Law & Jurisdiction) of the Deed of Assignment shall apply to this Supplemental Deed.

10.	Further Assurances

The Parties shall execute and do and take steps as may be in their power to procure that all other necessary persons, if any, execute and do all such further documents, agreements, deeds, acts and things as may be required so that full effect may be given to the provisions of this Supplemental Deed.

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Supplemental Deed to the Deed of Assignment Agreement dated 28 March 2022

IN WITNESS WHEREOF the Parties hereto have set their hands hereunder respectively.

ASSIGNOR

Executed as a deed by the Assignor

ZHONGHE TIANCHENG TECHNOLOGY DEVELOPMENT (BEIJING) CO., LTD

中合天成科技发展（北京）有限公司

In accordance with its governing documents, constitution and in accordance with all applicable laws

/s/ Liuyu

Name:	Liuyu	Name:
Designation:	Director	Designation:
Address:	Le Yuan Residence, 8,	Address:
Jalan Selesaria 3, Happy Garden,
58200 Kuala Kajang Lumpur,
Block A-23a-9

ASSIGNEE

Executed as a deed by the Assignee
GRAPHJET TECHNOLOGY SDN BHD

/s/ Lee Ping Wei		/s/ Lim Hooi Beng

Name:	Lee Ping Wei	Name:	Lim Hooi Beng
Designation:	Chief Executive Officer	Designation:	Chairman
Address:	44, Lorong Alma Jaya 31 Taman Alma Jaya 14000 Bukit Mertajam Pulau Pinang Malaysia	Address:	32, Jalan Awan Kecil 7 Taman Overseas Union 58200 Kuala Lumpur